UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011 (March 16, 2011)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2011, the Compensation Committee of the Board of Directors of BankUnited, Inc. (the “Company”) approved a $300,000 discretionary cash bonus for Randy R. Melby, Senior Executive Vice President, Chief Risk Officer of the Company’s wholly-owned subsidiary BankUnited (“BankUnited”), for the year ended December 31, 2010. All other compensation for Mr. Melby for the year ended December 31, 2010 was previously reported by the Company in the Summary Compensation Table beginning on page 131 of the Prospectus filed with the Securities and Exchange Commission on January 31, 2011 (the “Prospectus”). As of the filing of the Prospectus, bonuses for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Prospectus. Pursuant to Item 5.02(f) of Form 8-K, the bonus award for Mr. Melby for the year ended December 31, 2010 is set forth below together with the other compensation previously reported, and the new total compensation amount. No other named executive officer received bonus awards in respect of the year ended December 31, 2010 and, accordingly, the compensation previously reported in the Prospectus for such named executive officers remains unchanged.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Randy R. Melby	2010	325,000	300,000	—	—	37,172	662,172
Senior Executive Vice President, Chief Risk Officer of BankUnited

(1)	Represents a discretionary cash bonus awarded to Mr. Melby on March 16, 2011 for the year ended December 31, 2010.
(2)	The Company contributed $7,172 on Mr. Melby’s behalf to the BankUnited 401(k) Plan. Mr. Melby received a $12,000 automobile allowance and an $18,000 housing allowance.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2011	BANKUNITED, INC.

/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Chief Financial Officer

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